Exhibit 10.3

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER'S LICENSE NUMBER.

Tarrant County	County Recording Fee: $_____

DEED OF TRUST

THE STATE OF TEXAS	'
	'	Know All Men By These Presents
COUNTY OF TARRANT	'

Date:	February 28, 2007

Grantor(Debtor):	BCI Communications, Inc.
20 Bushes Lane
Elmwood Park, New Jersey 07407

Trustee:	Michael H. Myers
Beneficiary
(Secured Party):	J&J Leasing Partnership
(To Be Added)
Arlington, Texas (TBD)

Use of Loan Proceeds: To provide security for the herein described Note.

Note(s):

Promissory Note:

Date:	February 28, 2007

Amount:	$1,750,000.00, which bears a fixed rate of interest as therein set forth.

Maker:	Grantor.

Payee:	Beneficiary.

Maturity Date:	February 28, 2010

Property:
Being all of Block 10-R, ARLINGTON HEIGHTS ADDITION, an addition to the City of Arlington, Tarrant County, Texas, according to the Plat recorded in Volume 388-48, Page 66, Plat Records of Tarrant County, Texas, in the E. Daggett Survey, A-430, together with all its present or future improvements, appurtenances, fixtures intended to be installed thereon or in or upon the improvements or used in the development of the above referenced real property.

Priority of Lien:	First

Prior Lien(s):	None

Deed of Trust	Page B 1

That Grantor, for value received and in consideration of the uses, purposes and trusts hereinafter set forth, has GRANTED, BARGAINED, SOLD and CONVEYED and by these presents does GRANT, SELL and CONVEY the Property unto Trustee, TO HAVE AND TO HOLD unto the Trustee and to his/her successors and assigns forever, hereby covenanting and agreeing forever to WARRANT AND DEFEND the Property unto said Trustee and to the substitute trustee and to the assigns of any trustee hereunder against all persons whomsoever lawfully claiming or to claim the same or any part thereof.

This conveyance is intended as a trust however for the better securing of Beneficiary, and assigns in the payment of the Note. The word “note” anywhere used in this Deed of Trust shall mean “Notes,” if more than one Note. The word “Grantor” hereinafter shall include the above named Grantor and any other obligor or obligors of the Note, whether primary, secondary or contingent. It is accordingly agreed that this Deed of Trust may be enforced and the powers herein given exercised in the event of default in the payment of the above described Note. The word “indebtedness” hereinafter used in this Deed of Trust means the above described Note.

For the better securing of said indebtedness with all interest to become due thereon, Grantor hereby covenants and agrees as follows:

(1)	Grantor will pay said indebtedness and the interest thereon as the same become due and payable.

(2)
Grantor will pay before the same become delinquent, all taxes, assessments and special assessments (including paving) of every kind that may be assessed or levied against said Property or any part thereof.

(3)
If said indebtedness or lien(s) securing same or this Deed of Trust shall ever be taxed (excluding income or death taxes) Grantor will pay such taxes in addition to the interest provided for herein and in said Note and/or other evidence of said indebtedness, provided the total of such interest and such taxes shall never exceed the maximum rate of interest permitted by applicable law; and any excess if paid shall be applied on said principal.

Deed of Trust	Page B 2

(4)
Until final payment of said indebtedness Grantor will keep all buildings that may at any time be on the above described land insured against fire, and other perils included within “extended coverage” insurance and against such other hazards, casualties and contingencies, including flood insurance if the Property shall at any time be located in an identified “flood prone area” in which flood insurance has ever been made available pursuant to the Flood Disaster Protection Act of 1973, and in such amounts and for such periods as may be required by Beneficiary, naming Beneficiary as an additional insured as its interest may appear.

(6)
Within ten days before or at any time after same become delinquent, Beneficiary may (but is not obligated) pay the aforementioned taxes, and Grantor shall promptly repay same. Any amount so paid shall become a part of the indebtedness secured by this Deed of Trust, and the repayment thereof shall be secured by the lien of this Deed of Trust.

(7)
During the life of this Deed of Trust should any improvements or alterations be made or erected upon the said Property, this Deed of Trust shall attach to such improvements and alterations as additional security and shall constitute a first lien not only against the real estate and present improvements but also against such future alterations or improvements prior to any other lien(s) that may be given or created and such other lien(s) shall be and remain a second lien inferior to the lien of this Deed of Trust.

(8)
Grantor may not sell, convey, transfer, dispose of or further encumber the Property or any part thereof or any interest therein or permit the assumption of the indebtedness secured by this Deed of Trust or agree to do so without first obtaining the written consent of Beneficiary thereto, which said consent will not be unreasonably withheld. Upon the occurrence of any of such events without the written consent of Beneficiary having first been obtained, then Beneficiary shall have the right, at its option, to declare all sums secured hereby immediately due and payable. If Beneficiary consents to any such transaction and/or to assumption of the indebtedness secured by this Deed of Trust, regardless of whether an assumption fee is charged and/or an increase in the interest rate is made, Grantor shall not be released from any obligations hereunder. Consent to any such transaction shall not be deemed to be consent or waiver of a necessity of consent to any other, further or successive transactions.

(9)
If this Deed of Trust lien should ever be held to be invalid as to any portion of said indebtedness, the first payments made on said indebtedness shall be applied on the portion as to which the lien is held invalid.

(10)
Any monies paid in condemnation proceedings or under threat thereof or in any governmental taking of all or any part of the mortgaged Property shall be paid to the Beneficiary for application on the indebtedness in such order as Beneficiary may determine, or Beneficiary, at its reasonable election, may release all or part of such monies for use in repairing or restoring the Property.

Deed of Trust	Page B 3

(11)
If the Property or any part shall have been sold at Trustee=s sale or foreclosure of this Deed of Trust, Beneficiary shall have the right to receive any insurance proceeds or award or payment as the case may be to the extent of any deficiency remaining after Trustee=s or foreclosure sale with interest thereon and reasonable attorneys= fees, costs and disbursements incurred by Beneficiary in connection with the collection of such monies.

(12)
No waiver by Beneficiary expressed or implied of any breach of any one or more of the covenants or agreements herein contained shall be deemed or taken to be a waiver of the continuation of such breach or any succeeding or other breach. No express waiver shall affect any default other than the default specified in the express waiver and then only for the time and to the extent therein stated.

(13)
The rights of Beneficiary under the clauses, covenants and agreements contained in this Deed of Trust shall be separate, distinct and cumulative and none of them shall be an exclusion of the other. No act of Beneficiary shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision.

(14)
If Grantor or any subsequent owner of the above Property or any part thereof owns or at any time during the life of this Deed of Trust shall own any interest in the adjacent streets, roads, alleys or ways or improvements thereon, or any easements or appurtenances adjoining and used in connection with the above described Property, then such interest shall be included within the terms of this Deed of Trust and shall constitute a part of the Property subject to the lien hereof.

(15)
In the event of any breach by Grantor or failure to observe any of the agreements or covenants herein contained, then and at any time thereafter during the continuation of such breach or nonobservance, said indebtedness and all interest accrued thereon shall at the option of Beneficiary or other legal holder of said indebtedness or any part immediately become due and payable without notice, notice of intention to accelerate, notice of acceleration (notice being expressly waived), demand or presentment and the holder of said indebtedness or any part may proceed to collect same by sale under this Deed of Trust, suit for personal judgment, court foreclosure, receivership and/or otherwise as such holder may elect.

(16)
Notwithstanding of any other provision in this Deed of Trust, or in the Note, or any other evidence of indebtedness, Grantor shall never be required to pay any unearned interest on the indebtedness and shall never be required to pay interest thereon at any rate in excess of the maximum allowed by law. Any excess if paid shall be credited on principal.

Deed of Trust	Page B 4

(17)
Without affecting the liability of Grantor or any other person (except any person expressly released in writing) for payment of said indebtedness or for performance of any obligation contained herein, and without affecting the rights of Beneficiary with respect to any security not expressly released in writing, Beneficiary may, at any time and from time to time, either before or after the maturity of said indebtedness, and without notice or consent: (i) refuse to comply with any request of Grantor or any other party so obligated to take action to foreclose this mortgage; (ii) release any person liable for payment of all or any part of the indebtedness or for performance of any obligation; (iii) make any agreement extending the time or otherwise altering the terms of payment of all or any part of the indebtedness, or modifying or waiving any obligation, or subordinating, modifying or otherwise dealing with the lien or charge hereof; (iv) release regardless of consideration any part of the security held for indebtedness without, as to the remainder of security, in any way impairing or affecting the lien and rights under this Deed of Trust or other security or the priority of such lien(s) over any subordinate lien. Beneficiary may resort for the payment of said indebtedness to any security therefore in such order and manner as Beneficiary may elect.

(18)
Grantor covenants that, except in the ordinary course of Grantor’s business,: (a) no substances, including without limitation, asbestos or any substance containing asbestos and deemed hazardous under any Hazardous Material Law (defined below), the group of organic compounds known as polychorinated biphenyls, flammable explosives, radioactive materials, chemicals known to cause cancer or reproductive toxicity, pollutants, effluents, contaminants, emissions or related materials and any items included in the definition of hazardous or toxic waste, materials or substances (“Hazardous Materials”) under any law relating to the Resource Conservation and Recovery Act of 1976 (“RCRA”), 42 U.S.C. '' 6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), 42 U.S.C. '' 9601-9657, as amended by the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), the Hazardous Materials Transportation Act, 49 U.S.C. '' 6901, et seq., the Federal Water Pollution Control Act, 33 U.S.C. '' 1251 et seq., the Clean Air Act, 42 U.S.C. 11 741 et seq., the Clean Water Act, 33 U.S.C. 175-401, the Toxic Substances Control Act, 15 U.S.C. '' 2601-2629, the Safe Drinking Water Act, 42 U.S.C. '' 300f-300j, and all similar federal, state and local environmental statutes, ordinances and regulations, orders, decrees now or hereafter promulgated thereunder (collectively, the “Hazardous Materials laws”), shall be installed, used, generated, manufactured, treated, handled refined, produced, processed, stored or disposed of, or otherwise present in, on or under the Property; (b) no activity shall be undertaken on the Property which would cause (i) the Property or any part thereof to become a hazardous waste treatment, storage or disposal facility within the meaning of, or otherwise bring the Property within the ambit of RCRA or any Hazardous Material Law, (ii) a release of threatened release of Hazardous Materials from the Property within the meaning of, or otherwise bring the Property within the ambit of CERCLA or SARA or any Hazardous Material Law, or (iii) the discharge of Hazardous Materials into any watercourse, body of surface or subsurface water or wetland, or the discharge into the atmosphere of any Hazardous Material which would require a permit under any Hazardous Material Law; (c) no activity shall be undertaken with respect to the Property which would cause a violation or support a claim under RCRA, CERCLA, SARA or any Hazardous Material Law; and (d) no underground storage tanks or underground deposits shall be located on the Property.

Deed of Trust	Page B 5

Grantor shall indemnify, defend, and hold harmless Beneficiary, its directors, officers, employees, agents, successors and assigns from and against, (a) any loss, liability, damage, cost, expense or claim arising from the imposition or recording of a lien or the incurring of costs of required repairs, clean up or detoxification and removal under any Hazardous Material Law with respect to the Property or liability to any third party in connection with any violation of a Hazardous Material Law (b) any other loss, liability, damage, expense or claim which may be incurred by or asserted against Grantor directly or indirectly arising from the presence on or under, or the discharge, emission or release from the Property into or upon the land, atmosphere, or any watercourse, body of surface or subsurface water or wetland, arising from the installation, use, generation, manufacture, treatment, handling, refining, production, processing, storage, removal, clean up or disposal of any Hazardous Material whether or not caused by Grantor; (c) loss of value of the Property as a result of any such lien, clean up, detoxification, loss, liability, damage, expense or claim or a failure or defect in title occasioned by any Hazardous Material or Hazardous Material Law; and (d) all foreseeable and unforeseeable incidental and consequential damages.

(19)
Grantor shall pay, and shall defend, protect, indemnify and save harmless the Trustee and Beneficiary, their heirs, legal representatives, successors and assigns, from and against, all liabilities, losses, damages, costs, expenses (including reasonable attorneys’ fees and expenses), causes of action, suits, claims, demands or judgments of any nature arising out of Grantor=s interest in the Property from and after the date hereof, or the use, condition or occupancy of such Property from and after the date hereof, including, without limitation, those arising from any or all of the following: (i) injury to or death of any person, on the Property or on adjoining sidewalks, streets or ways, or connected with the use, condition or occupancy thereof (not arising directly from the Trustee=s or the Beneficiary=s negligent acts or willful misconduct on or about the Property). Upon the occurrence of any event giving rise to liability of the Grantor under the indemnification contained in this Paragraph (19), the Trustee shall give the Grantor notice of such event and a copy of any communication or document received by the Trustee with respect to each event and Grantor shall be entitled to conduct the negotiation or defense of any claim, cause of action, suit, demand or judgment by counsel selected by Grantor, subject to the approval of such counsel by the Trustee in its reasonable judgment. The indemnification provided in this Paragraph (19) shall survive the discharge, release or satisfaction of this Deed of Trust and the payment in full of the Note as to any cause of action, suit, claim, demand or judgment arising from and hereafter the date hereof and prior to such discharge, release or satisfaction. This indemnification shall not extend to any willful misconduct, negligence or bad faith of Trustee or Beneficiary.

Deed of Trust	Page B 6

NOW, THEREFORE, if said indebtedness be fully paid, principal, interest, and collection expenses, if any, as the same become due and payable and if said covenants and agreements be kept and performed, then this conveyance shall terminate and this Deed of Trust and any other security shall be released at the expense of Grantor; otherwise to continue in full force and effect.

In the case of default or failure, however, on the part of Grantor to pay said indebtedness, principal or interest, and collection expenses, if any, as the same become due and payable or to keep or perform any of the covenants or agreements herein contained, Grantor hereby authorizes and empowers said Trustee and his/her successors hereunder (and it is hereby made his or her duty at the request of said Beneficiary or other legal holder of any part of said indebtedness) to give notice of sale in the manner and for the time required by the laws of the State of Texas, and, at the time and place so advertised, to sell said Property or any part thereof at public sale for cash to the highest bidder. Trustee may sell said Property as a whole or in lots or parcels as to him/her may seem expedient. Beneficiary may become the purchaser at such sale, being the highest bidder. After such sale Trustee shall execute and deliver to the purchaser or purchasers thereof good and sufficient deed or deeds to the Property or portion thereof thus sold. The recitals in any such deed shall be prima facie evidence of the trust of the matters therein stated (even though such recitals are general and in the form of legal conclusions) and shall be accepted by all courts of law and equity as such and all prerequisites to said sale shall be presumed to have been performed and any such sale shall forever be a bar against Grantor, his heirs, personal representatives and assigns and all persons claiming under him. Trustee shall receive the proceeds of sale and apply the same as follows: first to expenses of foreclosure, advertising, sale and conveyance and a reasonable Trustee=s fee of five percent (5%) of the sale price and second to payment of said indebtedness which all interest thereon, attorneys= fees, taxes, as well as other payments that may have been made by Beneficiary as hereinbefore provided with interest and shall hold the remainder of the money, if any, for subordinate lien holders, if any, and Grantor. Should the proceeds of such sale, after having been applied as aforesaid be insufficient to pay Beneficiary the full amount of said indebtedness and any other amounts then owing to Beneficiary, Grantor shall remain liable for any deficiency.

The right of sale hereunder shall not be exhausted by one or any sale, but, so long as any of the indebtedness evidenced by the Note remains undischarged, the Trustee or Successor or Substitute Trustee may make other successive sales until all the Property shall be legally sold.

Without limiting any of the powers or remedies provided elsewhere, Grantor agrees that, in the event that the Note is payable in installments or include, at any time, items of matured as well as unmatured indebtedness, the holder of the matured installments or items of indebtedness, as the case may be, shall have the right to have the Property sold, subject to the part of the indebtedness evidenced by the Note which is unmatured at the time the Trustee is requested to make such sale, at Trustee=s sale to satisfy the lien and security interest hereof securing the then matured portion of said indebtedness and the Trustee is expressly authorized and empowered to conduct such sale which is called herein “Installment Foreclosure.” Any Installment Foreclosure made hereunder shall not affect the liens, assignments, and security interest of this Deed of Trust existing to secure that portion of the indebtedness to which the sale is to be made subject. No Installment Foreclosure shall exhaust the power of the Trustee to conduct future Installment Foreclosures or in any way limit the powers of sale provided elsewhere in this Deed of Trust. The provisions elsewhere in this Deed of Trust relating to manner of conducting Trustee=s sales, including the posting, filing, and giving of notices thereof, shall also apply to any Installment Foreclosure and the same presumptions shall be applicable to any Trustee=s deed or recital therein contained in connection with any Installment Foreclosure and to any other affidavit as hereinabove provided.

Deed of Trust	Page B 7

In the event of death of the Trustee or any Substitute Trustee appointed hereunder or refusal, failure or inability of any Trustee or Substitute Trustee for any reason to act hereunder or in the event the holder of said indebtedness shall deem it desirable to remove without cause the Trustee or any Substitute Trustee and appoint another to execute this trust, then and in any of said events the holder of said indebtedness shall have the right and is hereby authorized and empowered to appoint by instrument in writing a Substitute Trustee in lieu of the Trustee named herein or in lieu of any previously appointed Substitute Trustee, who shall thereupon (with or without filing his appointment of record) become vested with and succeed to all the title, power, and duties hereby conferred upon the Trustee named herein the same as if said Substitute Trustee had been named original Trustee in this Deed of Trust.

After any sale under this Deed of Trust, Grantor and any one claiming under it and in possession shall be a tenant at sufferance of the purchaser of said Property at Trustee=s sale and purchaser shall be entitled to immediate possession thereof and if Grantor or party in possession fails to vacate the premises immediately, purchaser shall have all the rights and remedies under the law against Grantor or such party in possession as a tenant at sufferance. Each such right and remedy is cumulative of the other. In the event any suit in forcible detainer or eviction be brought by the purchaser of the Property after the Trustee=s sale, Grantor, or his successors in title, waives all notices to quit said premises, and agrees that said action may be filed without said notice.

In construing this Deed of Trust: Pronouns of any gender shall include the other genders, the singular or plural shall include the other, if Grantor consists of more than one party such Grantors shall be jointly and severally liable under any and all obligations, covenants and agreements of Grantor contained herein and if more than one party is or shall become the legal holder of said indebtedness the rights and remedies herein granted unto the Beneficiary shall accrue and inure to the benefit of said legal holders jointly and severally.

This Deed of Trust and each and all the terms hereof inure to the benefit of the Beneficiary, its heirs, personal representatives, successors and assigns and are binding upon Grantor, his heirs, personal representatives, successors and assigns.

Deed of Trust	Page B 8

Executed as of the Date Hereof.

Grantor:
BCI Communications, Inc.

By: ____________________________________
Name: Richard Berliner

Its: Chief Executive Officer

THE STATE OF TEXAS	'
'
COUNTY OF TARRANT	'

Before me ________________________ on this day personally appeared Richard Berliner, Chief Executive Officer of BCI Communications, Inc., known to me or proved to me through ____________________________ (State and DL or ID#) to be the person whose name is subscribed to the foregoing instrument and acknowledged and swore to me that he executed the same for the purposes and consideration therein expressed and in the capacity stated.

Given under my hand and seal of office this ______ day of ____________, 2007.

__________________________________
Notary Public, State of Texas
Printed Name:________________________
My Commission Expires________________

MYERS WILSON P.C.
Attention: Michael H. Myers
16660 Dallas Parkway, Suite 2500
Dallas, Texas 75248

Deed of Trust	Page B 9